Investor/Press Contact:	Company Contact:
Marge Boccuti	Howard M. Sipzner
Manager, Investor Relations	EVP & CFO
610-832-7702	610-832-4907
marge.boccuti@bdnreit.com	howard.sipzner@bdnreit.com
Brandywine Realty Trust Provides Covenant Compliance Metrics
Radnor, PA, March 2, 2009 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in the mid-Atlantic region and other selected markets throughout the United States, announced today its covenant compliance metrics at December 31, 2008 under its Second Amended and Restated Revolving Credit Agreement dated June 29, 2007 (the “Revolving Credit Facility”) and under its Indenture dated October 22, 2004 (the “Original Indenture”), First Supplemental Indenture dated May 25, 2005 and Second Supplemental Indenture dated October 4, 2006 (collectively, the “Indenture”) as follows:
Revolving Credit Agreement
All terms are as defined in the Revolving Credit Agreement.

Covenant	Required	Actual

Fixed Charge Coverage Ratio	>= 1.5	2.06
Net Worth	>= $1,290,702,000	$1,656,844,000
Leverage Ratio	<= 60% *	53.0%
Unsecured Debt Limitation	<= 60% **	55.2%
Secured Debt	<= 40%	12.0%
Unencumbered Cash Flow	>= 2.0	2.28

*	This ratio may exceed 60% at the end of up to four individual quarters provided it does not exceed 65%.

**	This ratio may exceed 60% at the end of up to three individual quarters provided it does not exceed 65%.
Indenture
The section reference refers to the section of the Original Indenture where the covenant is defined.

Section — covenant	Required	Actual

1006 (a) — total leverage ratio	< 60%	54.3%
1006 (b) — debt service coverage ratio	>= 1.5	2.67
1006 (c) — secured debt ratio	< 40%	9.6%
1006 (d) — unencumbered asset ratio	>= 150%	182.7%
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating 39.0 million square feet, including 26.2 million square feet which it owns on a consolidated basis. For more information, visit our website at www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2008. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
555 East Lancaster Avenue, Suite 100; Radnor, PA 19087                                                          Phone: (610) 325-5600 • Fax: (610) 325-5622